Exhibit 32

Certification pursuant to

18 U.S.C. Section 1350,

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of FreightCar America, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, James R. Meyer, President and Chief Executive Officer, and Terence R. Rogers, Vice President, Finance, Chief Financial Officer,  Treasurer and Corporate Secretary, respectively, of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

(1)	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 17, 2021	By:	/s/ JAMES R. MEYER
James R. Meyer
President and Chief Executive Officer (Principal Executive Officer)

Date: May 17, 2021	By:	/s/ TERENCE R. ROGERS
Terence R. Rogers
Vice President, Finance, Chief Financial Officer, Treasurer and Corporate Secretary (Principal Financial Officer)

A signed copy of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.